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                                                                 EXHIBIT 12


                      UNION PACIFIC RESOURCES GROUP INC.

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (Amounts in Thousands, Except Ratios)
                                 (Unaudited)

                                                            Six Months
                                                          Ended June 30,
                                                       ---------------------
                                                         1995         1996
                                                       ---------   ---------

Income before income taxes.........................    $ 171,730   $ 192,350

Add distributions greater than income of
  unconsolidated affiliates........................        3,783       2,398

Fixed charges (a)..................................        6,593      29,041

Capitalized interest included in fixed charges.....         (551)       (122)
                                                       ---------   ---------

     Earnings available for fixed charges..........    $ 181,555   $ 223,667
                                                       ---------   ---------
                                                       ---------   ---------

Fixed charges:
  Interest expense (a).............................    $   2,609   $  25,567
  Portion of rentals representing an interest
    factor.........................................        3,433       3,352
  Interest capitalized.............................          551         122
                                                       ---------   ---------

     Total fixed charges...........................    $   6,593   $  29,041
                                                       ---------   ---------
                                                       ---------   ---------

Ratio of earnings to fixed charges (a).............         27.5         7.7
                                                       ---------   ---------
                                                       ---------   ---------


(a) In 1996, interest expense includes the effects of debt incurred in October 1995 in connection with the Company's initial public offering (see Note 2 to the Condensed Consolidated Financial Statements).